UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	45-4523372
(State of incorporation of organization)	(I.R.S. Employer Identification No.)

275 Seventh Avenue, 7th Floor New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Securities to be registered to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates:  333-180653

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the shares of Common Stock, par value $.0001 per share, of CodeSmart Holdings, Inc. being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see "Description of Securities " in the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 6, 2013, which is incorporated herein by reference.

Item 2. Exhibits.

The registrant hereby incorporates by reference herein the following exhibits:

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith

3.1	Articles of Incorporation	S-1	4/11/12	3.1
3.2	Articles of Amendment to Articles of Incorporation, dated May 3, 2013	8-K	5/9/13	3.1
3.3	Articles of Amendment to Articles of Incorporation, dated May 17, 2013	8-K	6/16/13	3.1
3.4	Bylaws	S-1	4/11/12	3.2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

CODESMART HOLDINGS, INC.

Date: December 12, 2013	By:	/s/ Ira Shapiro
		Name:	Ira Shapiro
		Title:	Chief Executive Officer